EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is effective as of the 2nd day of June, 2015, by and between Dependable Critical Infrastructure, Inc. f/k/a DTREDS Consolidated, Inc., a Delaware corporation (the “Seller”), eCrypt Technologies, Inc. d/b/a Ecrypt Technologies Inc., a Colorado corporation (the “Buyer”), and Viking Telecom Services, LLC (“Viking”).

R E C I T A L S

A. Seller owns assets and liabilities associated with a telecom services business Seller acquired from Viking on or March 19, 2015 (the “Business”) located at 1050 8th Street NE Waseca, Minnesota, 56093 (the “Premises”).

B. Subject to the terms and conditions of this Agreement, Seller is willing to sell to Buyer, and Buyer is willing to purchase from Seller, certain assets of the Business as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the benefits to be derived hereunder and the mutual promises contained herein, the parties hereby agree as follows:

A G R E E M E N T

ARTICLE I

PURCHASE AND SALE OF ASSETS AND CERTAIN RELATED TRANSACTIONS

1.1 Purchase and Sale. At the Closing, Seller will sell to Buyer, and Buyer will purchase from Seller, upon the terms and subject to the conditions set forth in this Agreement, the following assets:

(a) All of Seller’s intangible assets related to the Business, including the following as they are related to the Business: ownership in and rights to its trade and brand name(s), trademark(s), websites, proprietary rights, intellectual property, phone numbers, product formulations, trade secrets, domain names, business records, customer and supplier lists, customer and supplier relationships, contracts, and goodwill, including the intangible assets specifically set forth on Exhibit A (collectively the “Intangible Assets”);

(b) All of Seller’s receivables related to the Business as of the Closing (collectively the “Receivables”);

(c) Seller’s IBM server relating to the Business, office furniture at the Premises, a 2011 Chevrolet Silverado 2500 Diesel Truck (VIN 1GC1KXC81BF137134), and other physical assets of the Business as set forth on Exhibit A to this Agreement (collectively the “Equipment”);

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(d) All prepaid services of the Business (the “Prepaid Services”); and

(e) All prepaid customer deposits (the “Customer Deposits”).

(the Intangible Assets, Equipment, Prepaid Services and Customer Deposits are also referred to herein collectively as the “Assets”).

1.2 Excluded Assets. Notwithstanding the foregoing, the items set forth on Exhibit B, if any, are specifically excluded from the definition of Assets.

1.3 Seller’s Debts, Liabilities and Obligations. Except as specifically set forth on Exhibit C, the parties hereby acknowledge and agree that all debts, claims, obligations and liabilities whatsoever of Seller shall be the sole responsibility of Seller, and that Buyer is not assuming, and shall not be obligated or deemed to assume, any debt, claim or liability of Seller or any debt, claim or liability associated with the Business, the Assets, or Viking.

1.4 Employees. After Closing, Buyer shall have the right to hire any or all of Seller’s or Viking’s employees relating to the Business thereafter. If Buyer chooses to hire any former employees of Seller or Viking, Buyer shall then be responsible for the payroll of these employees on and after the date or dates any such employees are hired. The parties agree to cooperate in the smooth transition of employment for those employees Buyer decides to employ.

ARTICLE II

PURCHASE PRICE

2.1 Purchase Price. Buyer shall initially pay to Seller for the Assets the amount of 62,236,075 shares of Buyer’s common stock (the “Initial Purchase Price”). The Initial Purchase Price shall be issued to the members of Seller per Seller’s instructions set forth on Exhibit D. Buyer shall also pay $200,000 to Seller (the “Additional Purchase Price”) as soon as reasonably possible after Closing and shall use its best efforts to ensure that the Additional Purchase Price is paid within two (2) months of Closing.

2.2 Closing Costs. Each party shall bear its own closing costs, including without limitation attorneys’ and accountants’ fees and costs, where applicable. Without limiting the generality of the foregoing, Seller shall be solely responsible for any brokerage fees or sales commissions incurred in connection with the transactions contemplated by this Agreement.

ARTICLE III

CLOSING

3.1 Closing Date. The closing of the transactions contemplated herein shall be June 3, 2015 (the “Closing”). Such date may change by mutual agreement of the Parties.

3.2 Closing Deliveries by Buyer to Seller. At the Closing, Buyer shall deliver, or cause to be delivered to Seller, the following, each in form and substance reasonably satisfactory to Seller:

(a) The Initial Purchase Price.

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3.3 Closing Deliveries by Seller to Buyer. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following, each in form and substance reasonably satisfactory to Buyer:

(a) An Assignment and Bill of Sale, a copy of which is attached hereto as Exhibit E;

(b) An Assignment of Intangible Assets, a copy of which is attached hereto as attached as Exhibit F; and

(c) Any other documentation reasonably required to fully vest title to the Assets in Buyer.

3.4 Conditions Subsequent to Closing. After Closing, Buyer agrees to pay the Additional Purchase Price to Seller pursuant to Section 2.1 herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller hereby represents and warrants to Buyer that the following statements are correct and complete in all material respects as of the date hereof and as of Closing, which representations and warranties shall survive Closing:

4.1 Organization. Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2 Authorization. Seller has all necessary power and authority to execute and deliver this Agreement and the documents and agreements contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly approved by all necessary action on the part of Seller, has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights generally or by equitable principles (whether considered in an action at law or in equity) and other customary limitations on enforceability.

4.3 Title to Assets.Seller has and will convey to Buyer good and marketable title to all the Assets, free and clear of any security interest, claim, lien or encumbrance, except for a lien by Action Capital.

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4.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.5 Financial Records. Any and all financial records that Seller has shown to Buyer regarding the Business present fairly in all material respects the financial condition and results of operations of the Business at and for the periods therein specified.

4.6 Legal Proceedings. Except as set forth on Schedule 4.6, there are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of Seller, overtly threatened against or affecting the Business, Seller, or the Assets, or Seller’s ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

4.7 Inventory. The Inventory is in good, merchantable and useable condition, and consists only of items of quality and quantity commercially usable and salable in the ordinary course of the Business.

4.8 Taxes. Seller has, in respect of the Business, filed all tax returns that are required to be filed and has paid all taxes that have become due pursuant to such tax returns or pursuant to any assessment that has become payable or for which Buyer may otherwise have any transferee liability. All monies required to be withheld by Seller from employees of the Business for income taxes and social security and other payroll taxes have been collected or withheld, and either paid to the respective governmental bodies or set aside in accounts for such purpose.

4.9 Trademarks. Seller owns all registered trademarks or trade names in connection with the Business. No royalty is payable to any person as a result of, or with respect to, the use of any trademarks, trade names or other intellectual property. The operation of the Business as currently conducted does not infringe, misappropriate or conflict with any intellectual property right or other legally protectable right of another person. Seller has not received any notice of any claim by another person contesting the validity, enforceability, use or ownership of any of its trademarks or trade names.

4.10 Disclosure. There are no material facts relating to the Business, the Premises or the Assets that have not been disclosed to Buyer by Seller.

4.11 No Untrue Statement.To the knowledge of Seller, none of the representations and warranties in this Article IV or made by Seller elsewhere in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such representation not misleading in any material respect.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF VIKING

Viking hereby represents and warrants to Buyer that the following statements are correct and complete in all material respects as of the date hereof and as of Closing, which representations and warranties shall survive Closing:

5.1 Seller’s Title to Assets. Viking conveyed to Seller on or about March 19, 2015, good and marketable title to all the Assets, free and clear of any security interest, claim, lien or encumbrance, except for a lien by Action Capital.

5.2 Legal Proceedings. Except as set forth on Schedule 4.6, there are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of Viking, overtly threatened against or affecting the Business or the Assets at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

5.3 Taxes. Viking has, in respect of the Business, filed all tax returns that are required to be filed and has paid all taxes that have become due pursuant to such tax returns or pursuant to any assessment that has become payable or for which Buyer may otherwise have any transferee liability. All monies required to be withheld by Viking from employees of the Business for income taxes and social security and other payroll taxes have been collected or withheld, and either paid to the respective governmental bodies or set aside in accounts for such purpose.

5.4 Trademarks. Prior to March 19, 2015, Viking owned all registered trademarks or trade names in connection with the Business. No royalty is payable to any person as a result of, or with respect to, the use of any trademarks, trade names or other intellectual property. The operation of the Business as currently conducted does not infringe, misappropriate or conflict with any intellectual property right or other legally protectable right of another person. Viking has not received any notice of any claim by another person contesting the validity, enforceability, use or ownership of any of its trademarks or trade names.

5.5 Disclosure. There are no material facts relating to the Business, the Premises or the Assets that have not been disclosed to Buyer by Viking.

5.6 No Untrue Statement.To the knowledge of Viking, none of the representations and warranties in this Article V or made by Viking elsewhere in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such representation not misleading in any material respect.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represent and warrant to Seller that the following statements are correct and complete in all material respects as of the date hereof and as of Closing, which representations and warranties shall survive Closing:

6.1 Organization. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado.

6.2 Authorization. Buyer has all necessary company power and authority to execute and deliver this Agreement and the documents and agreements contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly approved by all necessary company action on the part of Buyer, has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights generally or by equitable principles (whether considered in an action at law or in equity) and other customary limitations on enforceability.

6.3 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

6.4 No Untrue Statement. To the knowledge of Buyer, none of the representations and warranties in this Article V or made by Buyer elsewhere in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such representation not misleading in any material respect.

ARTICLE VII

COVENANTS

7.1 Conduct of Business. Prior to the Closing, except as otherwise required by applicable law or as consented to in writing by the parties, Seller shall conduct the Business in the ordinary course of business. Prior to the Closing, Seller shall use its best efforts to (1) preserve the possession and control of all of the Assets and the Business; (2) to preserve the good will of suppliers, customers, staff and employees of the Business and others having business relations with Seller; and (3) keep and preserve the Business as existing on the date of this Agreement. After Closing, immediately upon Seller’s receipt of a $66,700 portion of the Additional Purchase Price, Seller shall immediately pay such funds to Action Capital and ensure that Action Capital’s lien with respect to the Assets is immediately removed.

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7.2 Commercially Reasonable Efforts. Subject to the terms and conditions set forth in this Agreement, Seller, Viking, and Buyer shall use commercially reasonable efforts (subject to, and in accordance with, applicable law) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws to consummate, and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, and no party hereto shall take or cause to be taken any action which would reasonably be expected to prevent, impede or delay the consummation of the transactions contemplated by this Agreement.

7.3 Discussions with Other Buyers. Between the date hereof and the Closing, Seller may not enter into any discussions with any person to purchase any or all of the Assets.

7.4 Further Assurances. Each party shall cooperate in good faith with the other and shall take all appropriate action and execute any documents, instruments, assignments, assumptions or conveyances of any kind which may reasonably be necessary or advisable to carry out any of the transactions contemplated hereunder, including without limitation any vehicle registrations. The parties shall cooperate in providing such information as may be necessary to be in compliance with relevant sections of the Internal Revenue Code.

7.5 Risk of Loss. Until Closing, all risk of loss or damage to the Assets shall be borne by Seller, and thereafter shall be borne by Buyer.

7.6 Delivery. Seller shall deliver possession of all Assets to Buyer at Closing.

7.7 Indemnification.

(a) Seller agrees to indemnify and save and hold Buyer harmless from and against any cost, damage, liability, loss, expense, penalty, fine or deficiency suffered or incurred by Buyer, including without limitation court and investigation costs and reasonable attorneys’ fees, arising out of or resulting from (a) any inaccuracy in any representation or the breach of any warranty made by Seller in this Agreement, (b) the failure by Seller to perform or observe any term, provision or covenant of this Agreement, (c) the operation of the Business prior to Closing (including, without limitation, any legal proceedings disclosed on Schedule 4.6), (d) any warranty claim for services performed or products sold prior to Closing which exceed Five Thousand Dollars ($5,000), and (e) any claim related Action Capital’s lien on the Assets.

(b) Viking agrees to indemnify and save and hold Buyer harmless from and against any cost, damage, liability, loss, expense, penalty, fine or deficiency suffered or incurred by Buyer, including without limitation court and investigation costs and reasonable attorneys’ fees, arising out of or resulting from (a) any inaccuracy in any representation or the breach of any warranty made by Viking in this Agreement, (b) the failure by Viking to perform or observe any term, provision or covenant of this Agreement, (c) the operation of the Business prior to Closing (including, without limitation, any legal proceedings disclosed on Schedule 4.6), (d) any warranty claim for services performed or products sold prior to Closing which exceed Five Thousand Dollars ($5,000), and (e) any claim related Action Capital’s lien on the Assets.

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(b) Buyer agrees to indemnify and save and hold Seller harmless from and against any cost, damage, liability, loss, expense, penalty, fine or deficiency suffered or incurred by Seller, including without limitation court and investigation costs and reasonable attorneys’ fees, arising out of or resulting from (a) any inaccuracy in any representation or the breach of any warranty made by Buyer in this Agreement, or (b) the failure by Buyer to perform or observe any term, provision or covenant of this Agreement.

ARTICLE VIII

CONDITIONS

8.1 Conditions to Each Party’s Obligations under this Agreement. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by mutual agreement of the parties at or prior to Closing of the following conditions:

(a) None of the parties shall be subject to any decree, order or injunction of a United States federal or state court or foreign court of competent jurisdiction, which prohibits the consummation of the transactions contemplated by this Agreement, and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the transactions contemplated by this Agreement.

(b) No action, suit, investigation or proceeding before any governmental authority seeking to prevent or prohibit the consummation of the transactions contemplated by this Agreement shall be pending.

8.2 Conditions to Obligations of Seller under this Agreement. The obligation of Seller to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by Seller at or prior to the Closing of the following conditions:

(a) Buyer shall have performed in all material respects Buyer’ covenants and agreements contained in this Agreement required to be performed on or prior to the Closing.

(b) The representations and warranties of Buyer contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing.

(c) Buyer shall have made or caused to be made all deliveries required by Section 3.2 of this Agreement.

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8.3 Conditions to Obligations of Buyer under this Agreement. The obligation of Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by Buyer at or prior to the Closing of the following conditions:

(a) Seller and Viking shall have performed in all material respects their covenants and agreements contained in this Agreement required to be performed on or prior to the Closing.

(b) The representations and warranties of Seller and Viking contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing.

(c) Since the date of this Agreement, there shall not have occurred and be continuing material adverse effect to the Assets or the Business.

(d) Seller shall have made all deliveries required by Section 3.3 of this Agreement.

(e) There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Assets or (b) is entitled to all or any portion of the purchase price payable for the Assets.

(f) Buyer shall have obtained all necessary third-party and governmental consents, authorizations, licenses and/or permits to the sale of the Assets and/or the conduct of a hydroponics business at the Premises, including, without limitation, all appropriate licenses or permits as determined by Buyer in their sole discretion.

ARTICLE IX

RESTRICTIVE COVENANTS

9.1 Non-Competition and Non-Solicitation Covenants. Seller and the shareholders and/or owners of Seller (collectively the “Seller Shareholders”) agree and promise that, except with the express written consent of Buyer, neither Seller nor Seller Shareholders will directly or indirectly, alone or in concert with others and for five (5) years beginning effective as of Closing, for any or no reason, do or undertake any of the following activities:

(a) operate or conduct a Competitive Business within a one hundred (100) mile radius of any current operations of the Business, whether as an owner, part-owner, affiliate, partner, agent, joint venturer, investor or in any other capacity; or

(b) solicit, divert, accept business from or otherwise take away or interfere with any customers of the Business; or

(c) solicit, divert or induce any of employees to leave Buyer’s employment; or

(d) solicit, divert or induce any of Buyer’s contractors or outside consultants to terminate their contractual relationship with Buyer.

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9.2 Competitive Business and Buyer Customer. “Competitive Business” refers to any telecom services business, including the sale and support of related products and services, and all activities and products related or ancillary thereto.

9.3 Reasonableness of Restrictions. Seller and Seller Shareholders hereby represent and warrant to Buyer that they have carefully considered the provisions of this Article VIII and agree that the restrictions set forth, including without limitation the time period and definition of Competitive Business, are reasonable and restrict Seller’s and Seller Shareholders’ right to compete only to the extent necessary to protect the valid and legitimate business interests of Buyer. Seller and Seller Shareholders further represent and warrant to Buyer that they understand the legal and other consequences of entering into the promises and agreements contained in this Article IX. If any restriction, including without limitation, any time restriction, contained in this Article IX is deemed to be unenforceable by a court of competent jurisdiction, the parties hereto agree that such court may modify and enforce such restrictions to the extent it determines to be reasonable under the circumstances existing at that time.

9.4 Injunction. In the event of a breach or threatened breach by Seller or Seller Members of the provisions of this Article IX, Buyer shall be entitled to an injunction restraining Seller and/or Seller Members, as the case may be, from engaging in the competitive activities proscribed by this article. The parties further agree that a violation of such provisions will cause immediate and irreparable damage to Buyer. Nothing contained in this Article IX shall prohibit Buyer from also pursuing any other remedies available at law, and no action by Buyer in pursuing any other remedies shall constitute an election to forego other remedies.

9.5 Survival of Protections. The covenants and agreements contained in this Article IX shall survive the termination or expiration of this Agreement.

ARTICLE X

TERMINATION

10.1 Termination by Consent. This Agreement may be terminated at any time prior to the Closing by the written agreement of Seller and Buyer.

10.2 Termination by Seller or Buyer. At any time prior to Closing, this Agreement may be terminated by Seller or Buyer, if a United States federal or state court of competent jurisdiction or United States governmental authority shall have issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (the “Restraining Order”) and such Restraining Order shall have become final and non-appealable; provided, however, that (i) the factual basis for the Restraining Order shall not be or relate to the breach of any representation, warranty, covenant or agreement set forth in this Agreement by the party seeking to terminate the Agreement under this Section and (ii) the party seeking to terminate this Agreement pursuant to this Section shall have complied in all material respects with Section 7.2 and shall have used its commercially reasonable efforts to remove such injunction, order or decree.

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10.3 Termination by Seller. At any time prior to Closing, this Agreement may be terminated by Seller if (i) there has been a material breach by Buyer of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 8.2 would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to Buyer by Seller; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to Seller if Seller, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.3 shall not be satisfied.

10.4 Termination by Buyer. At any time prior to Closing, this Agreement may be terminated by Buyer if (i) there has been a material breach by Seller of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Seller shall have become untrue in any material respect, in either case such that the conditions set forth in Section 8.3 would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to Seller by Buyer; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to Buyer if Buyer, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.2 shall not be satisfied.

ARTICLE XI

MISCELLANEOUS

11.1 Confidentiality. Each Party shall use all information that it obtains from the others pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of the other Parties. Each Party may disclose such information to its/their respective affiliates, counsel, accountants, tax advisors and consultants as necessary to consummate this transaction. This provision shall not prohibit the use or disclosure of confidential information pursuant to court order or which has otherwise become publicly available through no fault of the recipient Party.

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11.2 Notices. All notices, requests, consents and demands shall be given to or made upon the parties at their respective addresses set forth below, or at such other address as a party may designate in writing delivered to the other parties. Unless otherwise agreed in this Agreement, all notices, requests, consents and demands shall be given or made by personal delivery, by confirmed air courier, or by certified first class mail, return receipt requested, postage prepaid, to the party addressed as aforesaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address, as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the third business day following the date upon which it is deposited in a first-class postage-prepaid envelope in the United States mail addressed to such address.

If to Seller: 1100 H Street NW, Suite 920, Washington, D.C. 20036

If to Viking: 1050 8th Street NE, Waseca, MN 56093

If to Buyer: 2028 E Ben White Blvd, #240-2835, Austin, TX 78741

11.3 Assignment. Without the prior written consent of the other party, the benefits of this Agreement may not be assigned or in any other manner transferred and the obligations may not be delegated. Subject to the foregoing limitation on assignment and delegation, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

11.4 Choice of Law; Venue. This Agreement shall be construed in accordance with, and governed by, the substantive laws of, the State of Delaware, without reference to principles governing choice or conflicts of laws. Venue for any action hereunder shall lie exclusively in the courts of the State of Delaware.

11.5 Severability. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein; provided that the Agreement as so modified preserves the basic intent of the parties.

11.6 Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

11.7 Sale of Assets Only.This Agreement constitutes a sale of the Assets only and is not a sale of any interest in Seller. Buyer is not assuming and shall not be responsible for the payment of any liabilities or obligations of Seller whatsoever, except as expressly set forth herein.

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11.8 Enforcement. In the event of a dispute between the parties arising under this Agreement, the party prevailing in such dispute shall be entitled to collect such party’s costs from the other party, including without limitation court costs and reasonable attorneys’ fees, whether such sums are expended with or without suit, at trial or on appeal.

11.9 Entire Agreement; Amendments. This Agreement and the exhibits attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter contained herein, and there are no covenants, terms or conditions, express or implied, other than as set forth or referred to herein. This Agreement supersedes all prior agreements between the parties hereto relating to all or part of the subject matter herein. No representations, oral or written, modifying or contradicting the terms of this Agreement have been made by any party except as contained herein. This Agreement may not be amended, modified or canceled except as provided herein or by written agreement of the parties signed by the party against whom enforcement is sought.

11.10 Counterparts. Any number of counterparts of this Agreement may be signed and delivered and each shall be considered an original and together they shall constitute one agreement.

11.11 Survival. All of the covenants, representations and warranties contained in this Agreement shall survive the Closing and shall not be merged therein.

[Remainder or Page Intentionally Left Blank; Signature Page to Follow]

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In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SELLER:

Dependable Critical Infrastructure, Inc. f/k/a DTREDS Consolidated, Inc.

By:	/s/ Steve Vento
Name:	Steve Vento
Its:	Chief Operating Officer

VIKING:

Viking Telecom Services, LLC

By:	/s/ Paul Canet
Name:	Paul Canet

BUYER:

eCrypt Technologies, Inc. d/b/a Ecrypt Technologies Inc.

By:	/s/ Debbie King
Name:	Debbie King
Its:	Director

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SELLER SHAREHOLDERS:

/s/ Thomas Cellucci
Thomas Cellucci

/s/ Steve Vento
Steve Vento

/s/ Les Quintana
Les Quintana

/s/ Steve Vento
BRS Partners
By: Steve Vento
Its: Managing Member

/s/ Paul Canet
SIG, Inc.
By: Paul Canet
Its:

Matthew Adams

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EXHIBIT A

Assets

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Assets

MISC:

•	Employee Safety Program
•	Domain: Vikingtelecomservices.com
•	Office furniture in Minnesota
•	IBM Server

Contracts:

•	Indefinite Deliverables Indefinite Quantities Jacobs Telecommunications Inc.
•	Velocitel
•	Goodman Networks Master Services Agreement
•	SAC Wireless, LLC MASTER SUB-CONTRACTOR AGREEMENT Sub-contract for General Construction Services
•	Black & Veatch
•	MD7
•	Professional Services Bluestream Professional Services LLC
•	Sprint/United Management Master Construction Services Agreement

Vehicle:

•	2011 Chevrolet Silverado 2500 Diesel truck VIN # 1GC1KXC81BF137134

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EXHIBIT B

Excluded Assets

1. Any Viking Telecom’s Accounts Receivable (A/R) on or before January 1, 2015

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EXHIBIT C

Assumed Debts, Liabilities and Obligations

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Liabilities transferring to ECRY

Debt:

•	Huntington Loan Payment for 2011 Chevrolet Silverado 2500 Diesel truck VIN # 1GC1KXC81BF137134 ACCT# 20044692124 in the amount of 667.80 per month
•	Loan payment to in the amount of $5K for 11 months to Joshua Claybaugh, former owner of Viking Telecom

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EXHIBIT D

Issuance Instructions

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Allocation of Ownership	Number of Shares

Tom Cellucci	18,670,822
Steve Vento	26,450,332
Les Quintana	4,667,706
BRS Partners	3,734,164
SIG, Inc.	2,489,443
Matthew Adams	622,361
Reserved	5,601,247

Total	62,236,075

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EXHIBIT E

ASSIGNMENT AND BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Dependable Critical Infrastructure, Inc. f/k/a DTREDS Consolidated, Inc., a Delaware corporation (“Assignor”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Ecrypt Technologies, Inc., a Colorado corporation, free and clear of any and all liens, encumbrances, charges or claims, all right, title and interest in and to the Receivables, Equipment, and Customer Deposits as such terms are defined in the Asset Purchase Agreement between the parties dated as of June 2, 2015. Assignor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Assignees, at no additional cost to Assignor, Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Assignees in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignees, their successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Assignment and Bill of Sale.

This Assignment and Bill of Sale is being executed and delivered by Assignor pursuant to the terms of the Asset Purchase Agreement executed between the parties simultaneously herewith.

Executed effective as of June 2, 2015.

ASSIGNOR:

Dependable Critical Infrastructure, Inc. f/k/a DTREDS Consolidated, Inc.

By:	/s/ Steve Vento
Name:	Steve Vento
Its:	Chief Operating Officer

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EXHIBIT F

Assignment of Intangible Assets

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ASSIGNMENT OF INTANGIBLE ASSETS

This ASSIGNMENT OF INTANGIBLE ASSETS (the “Assignment”) is made effective as of the 2nd day of June, 2015, by and between Dependable Critical Infrastructure, Inc. f/k/a DTREDS Consolidated, Inc., a Delaware corporation (“Assignor”), and Ecrypt Technologies, Inc. (“Assignee”).

R E C I T A L S

A. Pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) of dated as of June 2, 2015, by and among Assignor and Assignee, Assignor is assigning the Assets (as defined in the Purchase Agreement) to Assignee.

B. Included within the Assets being assigned to Assignees, and subject to the terms of the Purchase Agreement, Assignor is also assigning to Assignee its rights, title and interest in and to the intangible assets associated with the business of Assignor, including without limitation trade and brand name(s), trademark(s), websites, proprietary rights, intellectual property, phone numbers, product formulations, trade secrets, domain names, business records, customer and supplier lists, customer and supplier relationships, contracts and contract rights (including prepaid services), and goodwill (the “Intangible Assets”).

C. Pursuant to the terms of the Purchase Agreement, Assignor has agreed to transfer to Assignee the Intangible Assets, and Assignor now desires to enter into this Assignment in order to transfer such right, title and interest to Assignee.

NOW, THEREFORE, for and in consideration of the foregoing premises and the undertakings set forth below, Assignor hereby agrees as follows:

A G R E E M E N T

1. Assignor hereby grants, transfers, assigns and conveys to Assignees, absolutely and unconditionally, free and clear of all liens, encumbrances, mortgages or any other type of security interest, all of its right, title and interest in and to all of the Intangible Assets.

2. Assignor transfers such Intangible Assets to Assignees, their successors and assigns, to have and to hold to and for its and their own use and benefit forever. Assignor, for itself and its successors and assigns, hereby covenants that, from time to time after delivery of this instrument, at Assignee’s request and without further consideration, at no additional cost to Assignor, Assignor will execute and deliver, or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Assignees reasonably may require (such as, but not limited to, assisting with the transfer of any business accounts, such as a telephone account) to more effectively vest in the Assignees the Intangible Assets and to put Assignee in possession of the Intangible Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same.

3. This Assignment shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to its conflict of laws doctrine. Assignor consents and submits to the exclusive jurisdiction of the state courts located in Kent County, State of Delaware, for any disputes or controversies arising out of this Assignment.

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IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of the date first written above.

ASSIGNOR:

Dependable Critical Infrastructure, Inc. f/k/a DTREDS Consolidated, Inc.

By:	/s/ Steve Vento
Name:	Steve Vento
Its:	Chief Operating Officer

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Schedule 4.6

Legal Proceedings

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